EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-37175, 33-44541, 33-44542, 33-58613, 33-59253 and 33-59255) and Form S-3 (No.
333-00753) of Santa Fe Energy Resources, Inc. of our report dated February 23, 1996 appearing on page 31 of this Form 10-K.

PRICE WATERHOUSE LLP
Houston, Texas
February 29, 1996